EX. 12(b)(i)

CERTIFICATION

In connection with the report on Form N-CSR of Rydex Variable Trust (the “Registrant”) for the semi-annual period ended June 30, 2014 (the “Report”), I, Donald C. Cacciapaglia, President of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 05, 2014
/s/ Donald C. Cacciapaglia
Donald C. Cacciapaglia,
President

EX. 12(b)(ii)

CERTIFICATION

In connection with the report on Form N-CSR of Rydex Variable Trust (the “Registrant”) for the semi-annual period ended June 30, 2014 (the “Report”), I, Nikolaos Bonos, Vice President and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 05, 2014
/s/ Nikolaos Bonos
Nikolaos Bonos,
Vice President and Treasurer